Exhibit 3.28(b)
Bylaws
Of
Surgis of Willowbrook, Inc.
(the “Corporation”)
ARTICLE I.
OFFICES
     The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
ARTICLE II.
SHAREHOLDERS
     2.1 Annual Meeting. An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.
     2.2 Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the Board of Directors or by holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s Secretary one (I) or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.
     2.3 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.
     2.4 Notice of Meetings; Waiver.
          (a) Notice. Notice of the date, time and place of each annual and special shareholders’ meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than two (2) months before the date of the meeting.
          (b) Waiver. A shareholder may waive any notice required by law, the Charter or these Bylaws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     2.5 Quorum. The holders of shares entitled to vote on a matter at a meeting only if a quorum exists with respect to that matter. Unless the Charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     2.6 Voting of Shares. Unless otherwise provided in the Charter, Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matters is approved if the votes cast by shareholders in favor of the action exceed the votes cast by shareholders in opposition to such action, unless the Charter or the Act provides otherwise.
     2.7 Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholder as of the new record date.
     2.8 Proxies. A shareholder may appoint a proxy by executing a writing which authorizes another person or person to vote or otherwise act on the shareholder’s behalf. Execution may be accomplished by an reasonable means, including facsimile transmission, either personally or by his attorney-in-fact in the case of an individual shareholder or by an authorized officer, director, employee, agent or attorney-in-fact in the case of any other shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     2.9 Meeting by Telephone. Any or all shareholders may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder who participates in a meeting by this means is deemed to be present in person at the meeting.
     2.10 Action Taken by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder’s vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

     2.11 Record Date. In order that the corporation may determine the shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purposes of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before day on which the first notice is given to such shareholders and the record date for determining shareholders for any other purpose shall be at the close of business on the day that the Board of Directors authorizes the action. A determination of shareholders of record entitled to notice of or to a vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors must fix a new record date, if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.
ARTICLE III.
DIRECTORS
     3.1 Powers and Duties. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.
     3.2 Number and Term. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting initially of four members, but which may be changed from time to time by a resolution of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. A decrease in the number of directors shall not shorten an incumbent director’s term.
     3.3 Meetings; Notice. The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
          (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.
          (b) Special Meetings. Special meetings of the Board of Directors may be called by the President or any two (2) directors. Unless the Charter otherwise provides, special meetings must be preceded by at least twenty-four (24) hours’ notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.
          (c) Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     3.4 Quorum and Voting. A quorum of the Board of Directors consists of a majority of the fixed number of directors fixed by the Board of Directors pursuant to Section 3.1. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter requires the vote of a greater number of directors.
     3.5 Meeting by Telephone. Any or all directors may participate in a regular or special meeting by telephone conference ore any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     3.6 Action by Written Consent. Any action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting if all directors consent to taking such action without a meeting by signing one or more written consents describing the action taken and indicating each director’s vote or abstention on the action. The affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.
     3.7 Compensation. Directors shall receive such compensation as shall be fixed by the Board of Directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefore.
     3.8 Resignation. A director may resign at any time by delivering written notice to the Board of Directors, President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
     3.9 Vacancies. The Board of Directors may fill any vacancy occurring on the Board of Directors, including any vacancy resulting from an increase in the number of directors or from the resignation or removal of a director. If the directors remaining in office constitute fewer than a quorum, the Board of Directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
     3.10 Removal of Directors. Shareholders may remove one (1) or more directors with or without cause. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.
ARTICLE IV.
COMMITTEES
     The Board of Directors, with the approval of a majority of all the directors in office when the action is taken, may create one (1) or more committees. A committee shall consist of one (1) or more directors who serve at the pleasure of the Board of Directors. Any such committee, to the extent specified by the Board of Directors, may exercise the authority of the Board of Directors in supervising the management of the business and affairs of the Corporation, except that a committee may not: authorize distributions, except according to a formula or method prescribed by the Board of Directors; approve or propose to shareholders action required by law to be approved by shareholders; fill vacancies on the Board of Directors of any of its committees; amend the Charter; adopt, amend or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sales of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors. The provisions of Sections 3.3, 3.4, 3.5, and 3.6 applicable to the Board of Directors shall also apply to committees.
ARTICLE V.
OFFICERS
     5.1 Election and Term. At the first meeting of the Board of Directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the Board of Directors shall elect a President and a Secretary and such other officers as the Board of Directors may determine, including a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (any one or more of which may be designated as a Senior or Executive Vice President), a Treasurer, a Controller and one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Controllers and Assistant Secretaries. The Board of Directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his successor is elected and qualified or until his earlier resignation or removal. One person may simultaneously hold more than one office except the President may not simultaneously hold the office of Secretary. If the Corporation has only one shareholder, such shareholder may hold the offices of President and Secretary.
     5.2 Compensation. The salaries and other compensation of the officers of the Corporation Shall be determined by the Board of Directors.
     5.3 Resignation and Removal. An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.
     The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.
     5.4 Duties. The duties and powers of the officers of the Corporation shall be as follows:
          (a) President. The President shall preside at all meetings of the shareholders and the Board of Directors, be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the Board of Directors, have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and perform such other duties as from time to time may be assigned by the Board of Directors.
          (b) Vice President. The Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President and shall perform such other duties as may be assigned by the President or the Board of Directors.
          (c) Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the shareholders and committees of the Board of Directors and shall prepare minutes of all such meetings in a book to be kept for that purpose, give, or cause to be given, such notice as may be required of all meetings of the shareholders, Board of Directors and committees of the Board of Directors, authenticate records of the Corporation and perform such other duties as may be assigned by the President or the Board of Directors.
     (d) Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.
ARTICLE VI
DIRECTOR AND OFFICER INDEMNITIFCATION
          (a) To the maximum extent permitted by the provisions of Section 48-18-501, et seq., of the Tennessee Business Corporation Act, as amended from time to time (provided, however, that if an amendment to such act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph which occur subsequent to the effective date of such amendment), this Corporation shall indemnify and advance expenses to any person, his heirs, executors and administrators, for the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including counsel fees actually incurred as a result of such proceeding or action or any appeal thereof, and against all fines (including any excise tax assessed with respect to an employee benefit plan), judgments, penalties and amounts paid in settlement thereof, provided that such proceeding or action be instituted by reason of the fact that such person is or was a director of this Corporation.
          (b) This Corporation may, to the maximum extent permitted by the provisions of Section 48-18-501 et seq., of the Tennessee Business Corporation Act, as amended from time to time (provided, however, that if an amendment to such act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph which occur subsequent to the effective date of such amendment), indemnify and advance expenses to any person, his heirs, executors and administrators, to the same extent as set forth in subparagraph (a) above, provided that the underlying proceeding or action be instituted by reason of the fact that such person is or was an officer, employee or agent of this Corporation, and may also indemnify and advance expenses to such person to the extent, consistent with public policy, determined by the Board of Directors.
          (c) The rights to indemnification and advancement of expenses set forth in subparagraphs (a) and (b) above are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators. The rights to indemnification and advancement of expenses set forth in subparagraphs (a) and (b) above are nonexclusive of other similar rights which may be granted by law, this Charter, a resolution of the Board of Directors or shareholders of the Corporation, the purchase and maintenance of insurance by the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.
          (d) No person who is or was a director of this Corporation, nor his heirs, executors or administrators, shall be personally liable to this Corporation or its shareholders, and no such person may be sued by the Corporation or its shareholders, for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act, as amended from time to time.

          (e) Any repeal or modification of the provisions of this Article VI, directly or by the adoption of an inconsistent provision of these bylaws, shall not adversely affect any right or protection set forth in a favor of a particular individual at the time of such repeal or modification.
ARTICLE VII.
SHARES OF STOCK
     7.1 Shares with or without Certificates. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation’s classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.
          (a) Shares with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation’s name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.
          If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.
          Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.
          (b) Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 7.1(a) of these Bylaws and any other information required by the Act.
     7.2 Subscriptions for Shares. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.
     7.3 Transfers. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

     7.4 Lost, Destroyed or Stolen Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.
ARTICLE VIII.
CORPORATE ACTIONS
     8.1 Contracts. Unless otherwise required by the Board of Directors, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.
     8.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances.
     8.3 Checks, Drafts, Etc. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.
     8.4 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.
     8.5 Voting Securities Held by the Corporation. Unless otherwise required by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
     8.6 Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

ARTICLE IX.
EMERGENCY BYLAW
     In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the Board of Directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a Board of Directors under the Act not inconsistent with this bylaw. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director and shall appoint additional persons (not to exceed the number most recently fixed by the Board of Directors) from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the Board of Directors may be called in an emergency by a director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.
ARTICLE X.
FISCAL YEAR
     The fiscal year of the Corporation shall be the calendar year.
ARTICLE XI.
CORPORATE SEAL
     The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof tro be printed or otherwise reproduced thereon.
ARTICLE XII.
AMENDMENT OF BY-LAWS
     The Board of Directors may amend or repeal these Bylaws, unless the Charter or the Act reserves this power exclusively to shareholders or the shareholders, in amending or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the Board of Directors.
ARTICLE XIII.
DEFINITION
     The term “Act” as used in these bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws,
     ADOPTED this 27th day of October, 2004.